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                                 NATURADE, INC.
                             EMPLOYMENT AGREEMENT


    This Agreement is made and entered into on the 1st day of May, 1995 by and between NATURADE, INC., a Delaware corporation ("Employer") and MICHAEL
R. FERNICOLA ("Executive").

                                   RECITALS

    Executive has acquired special skills, abilities, background and knowledge which will be of value to Employer. In order to retain the benefit of Executive's unique abilities, Employer is willing to employ Executive on the terms and conditions set forth in this Agreement. Executive desires to work for Employer, and is willing to do so on those terms and conditions.

    NOW, THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

    1.   TERM.     Subject to earlier termination or extension as provided in this Agreement, Executive shall be employed for the following term:

         COMMENCEMENT DATE:       May 1, 1995
         TERMINATION DATE:        April 30, 1998

    2.   DUTIES AND AUTHORITY.    Executive shall initially have the position
and title of Executive Vice President, and shall perform his duties and responsibilities subject to policies adopted from time to time by Employer. Executive shall perform such other duties and undertake such other positions and responsibilities as may be prescribed from time to time by Employer's President or Board of Directors.

    3. RESTRICTIONS ON OUTSIDE BUSINESS ACTIVITIES. During the employment term, Executive's full productive time, energies, interest, and abilities shall be devoted to the performance of this Agreement, and Executive shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of Executive's duties under this Agreement.

    4.   SALARY.   Employer shall pay Executive, in equal monthly
installments, an annual salary of $ __________, which may be adjusted at the option of Employer. Payment of salary shall be monthly or bi-monthly at Executive's option. All payments made to Executive under this Agreement shall be subject to all applicable governmental withholding requirements.

    5.   ADDITIONAL BENEFITS.     Executive will be covered during his
employment term by the benefit package that Employer provides to all of its executive employees, which may include group term life and group medical insurance. All benefits are subject to change or termination at Employer's sole discretion. Executive shall also be eligible for annual vacation and sick leave in accordance with Employer's policies.

    6.   TERMINATION FOR CAUSE.   Employer may terminate this Agreement at
any time, upon written notice, if Executive commits any act of dishonesty, fraud, misrepresentation or other acts of moral turpitude, in connection with his employment, commits gross carelessness or misconduct in connection with his employment, habitually neglects his employment duties or acts in any other way that has a direct, material, and adverse effect on Employer's business. Any notice of termination required by this paragraph 6 shall specify the

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grounds for termination and shall be supported by a statement of the relevant facts. Termination under this paragraph shall be considered "for cause" for the purpose of this Agreement.

    7.   DEATH OR DISABILITY.     If Executive dies or is unable due to
mental or physical illness or injury to perform Executive's duties in a normal and regular manner, this Agreement shall terminate (i) upon Executive's death or (ii) 90 days after Executive's disability. The good faith determination by Employer's President that Executive is disabled shall be binding for the purpose of this Agreement. Termination for disability shall be effected by Employer giving Executive written notice at least 10 days prior to the effective date of such termination. Any amounts due Executive at the time of his death shall be paid to Executive's executor, personal representative, or other person legally entitled to such payments.

    8.   TERMINATION BY EXECUTIVE.     Executive may terminate this Agreement
by giving Employer at least 90 days notice in advance.

    9. EFFECT OF TERMINATION ON COMPENSATION. If this Agreement is terminated, with or without cause, Executive shall be entitled to the compensation earned by and vested in him prior to the effective date of termination, computed pro rata up to and including such date.

    10. TRADE SECRETS AND CONFIDENTIAL INFORMATION. In the course of employment, Executive will have access to proprietary and confidential information relating to the business of Employer and its Affiliates. Except as required in the course of Executive's employment by Employer, Executive will not, without Employer's prior written consent, during the employment term and at any time thereafter, directly or indirectly use for his own benefit or the benefit of anyone other than Employer or an Affiliate, or otherwise disclose to any third party, any such proprietary or confidential information. For this purpose, the term "proprietary or confidential information" shall include but not be limited to any knowledge or data, whether of a technical or commercial nature, all non-public information about Employer or Affiliates, employee staffing and all other personnel matters, personnel files, computer records, and other confidential business information related to the conduct of the business of Employer or Affiliates.
 The term "Affiliates" includes any entity in which Employer has an ownership or other interest.

    11.  SOLICITATION OF OTHER EMPLOYEES.   Executive will not, during his
employment term and at any time thereafter, induce or attempt to induce any of Employer's or Affiliates' employees or representatives to discontinue working for or representing Employer or Affiliates.

    12.  ARBITRATION.   Any controversy or claim arising out of or relating
to this agreement, or breach of this agreement, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two arbitrators so chosen. Each party shall pay the fees of the arbitrator selected by that party, the fees of the party's own attorneys, the expense of the party's own witnesses, and any other expenses connected with presenting that party's case. All other costs of arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties.

    13. NON-ASSIGNMENT BY EXECUTIVE. Executive's rights and obligations under this agreement are personal and non-assignable.

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    14.  INTEGRATION.   This Agreement contains the entire agreement of the
parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties. No amendments to this agreement may be made except by a writing signed by both parties.

    15.  CHOICE OF LAW. This agreement shall be governed by California law.

    16. NOTICES. Any notice to Employer required or permitted under this Agreement shall be given in writing, either by personal service or by registered or certified mail, postage prepaid, addressed to Employer's President at Employer's principal place of business. Any such notice to Executive shall be given in a like manner and, if mailed, shall be addressed to Executive at Executive's home address then shown in Employer's files. Notice by personal service are deemed given on the date of delivery; notices by mail are deemed given on the second business day after mailing.

    17. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, the other provisions of the Agreement shall nevertheless continue in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.


Executed by the parties as of the day and year first above written.


                                   NATURADE, INC.


                                   By:  Allan Schulman, Pres.
                                        -------------------------
                                        ALLAN SCHULMAN, PRESIDENT


                                        Michael R. Fernicola
                                        -------------------------
                                        MICHAEL R. FERNICOLA
                                                                    4-8-96